Exhibit 10.1

TWENTY-FIRST AMENDMENT TO LOAN DOCUMENTS

THIS TWENTY-FIRST AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) dated as of May 28, 2020 (the “Effective Date”), by and between: BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation, BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC., a Delaware corporation (“BABWF”), BUILD-A-BEAR ENTERTAINMENT, LLC, a Missouri limited liability company (“BABE”), BUILD-A-BEAR RETAIL MANAGEMENT, INC., a Delaware corporation (“BABRM”), and BUILD-A-BEAR CARD SERVICES, LLC, a Virginia limited liability company (“BABCS”), jointly and severally (individually and collectively, “Borrower”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”), has reference to the following facts and circumstances (the “Recitals”):

A.     Borrower and Lender have executed a Fourth Amended and Restated Loan Agreement dated effective as of August 11, 2008 (as amended as set forth below, the “Loan Agreement”; all capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Agreement), pursuant to which Borrower have executed a Fourth Amended and Restated Revolving Credit Note dated as of August 11, 2008, jointly and severally payable by Borrower to Lender in the original principal amount of $50,000,000 and thereafter reduced to $35,000,000.00 (as amended as set forth below, the “Note”), both of which have been amended by a Seventh Amendment to Loan Documents dated effective as of October 28, 2009, an Eighth Amendment to Loan Documents dated effective as of December 31, 2010, a Ninth Amendment to Loan Documents dated effective as of December 30, 2011, a Tenth Amendment to Loan Documents dated effective as of June 30, 2012, an Eleventh Amendment to Loan Documents dated effective as of December 31, 2012, a Twelfth Amendment to Loan Documents dated effective as of February 13, 2013, a Thirteenth Amendment to Loan Documents dated effective as of April 30, 2013, a Fourteenth Amendment to Loan Documents dated effective as of January 22, 2014, a Fifteenth Amendment to Loan Documents dated effective as of December 31, 2014, a Joinder and Sixteenth Amendment to Loan Documents dated effective as of April 25, 2016, a Seventeenth Amendment to Loan Documents dated effective as of May 4, 2017, an Eighteenth Amendment to Loan Documents dated effective as of December 14, 2018, a Nineteenth Amendment to Loan Documents dated effective as of April 16, 2019, and a Twentieth Amendment to Loan Documents dated September 11, 2019; and

B.     The Loan Agreement and the Note are described in and secured by certain security documents including, but not limited to (i) a Security Agreement dated as of August 11, 2008, executed by BABWF, BABWF, BABE and BABRM in favor of Lender, and covering the property as more particularly described therein; (ii) an Open-End Mortgage, Assignment of Rents and Leases, Security Agreement, and Fixture Filing dated as of August 11, 2008, executed by BABRM in favor of Lender, recorded with the Franklin County, Ohio Recorder on August 13, 2008 as Document No. 200808130123240, and covering the property as more particularly described therein; (iii) an Intellectual Property Pledge Agreement dated as of August 11, 2019, executed by BABWF in favor of Lender, and covering the property as more particularly described; (iv) an Intellectual Property Pledge Agreement dated as of August 11, 2019, executed by BABRM in favor of Lender, and covering the property as more particularly described therein; (v) a Pledge Agreement dated as of December 17, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Canada, Ltd., (vi) a Pledge Agreement dated as of December 17, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Canada, Ltd.; (vi) a Pledge Agreement dated as of December 17, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Canada, Ltd.; (vii) a Charge Over Shares dated as of December 31, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop UK Holdings Limited; and (viii) a Charge Over Shares dated as of December 31, 2008, executed by BABWF in favor of Lender, and covering certain securities in Build-A-Bear Workshop Ireland Limited (collectively, as amended, the “Security Documents”).

C.     Borrower desires to amend the terms of the Loan Agreement and the Note in the manner set forth herein; and Lender is willing to agree to said amendments on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.     Recitals. The Recitals are true and correct, and, with the defined terms set forth herein, are incorporated by this reference.

2.     Amendments to Loan Agreement. As of the Effective Date of this Amendment, the Loan Agreement is hereby amended as follows:

(a)     Section 2.1.1 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“2.1.1 Total Facility. Lender will make available to Borrower a line of credit of up to $10,000,000.00, minus the aggregate amount of Letter of Credit Obligations at such time (“Total Facility”), subject to the terms and conditions and made upon the representations and warranties of Borrower set forth in this Agreement. Amounts outstanding under the line of credit from time to time will be referred to as the “Revolving Credit Loan.” The Revolving Credit Loan will be represented by the Fourth Amended and Restated Revolving Credit Note of Borrower dated as of August 11, 2008 and all amendments, extensions and renewals thereto and restatements and replacements thereof (the “Revolving Credit Note”). The Revolving Credit Loan will bear interest and will be payable in the manner set forth in the Revolving Credit Note, the terms of which are incorporated herein by reference.”

(b)     Section 5.2.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“5.2.3 Quarterly Compliance Certificate. Furnish Lender (a) within 20 days after the end of each fiscal quarter, a preliminary, and (b) within 30 days after the end of each fiscal quarter, a final, Compliance Certificate in form and substance acceptable to Lender demonstrating that Borrower has maintained Liquidity of at least $3,000,000 at all times during the relevant period as required under Section 6.15 hereof. In addition, the Compliance Certificate shall set forth the following financial ratios (although Borrower is not required to achieve any minimum level thereof): (a) the ratio of: (i) Funded Debt to (ii) EBITDA calculated on a rolling historical 12-month basis (the “Funded Debt Ratio”), and (b) the ratio of (i) the sum of (x) EBITDA, plus operating lease payments, minus the sum of (y) cash actually expended for taxes and dividends, plus maintenance capital expenditures equal to $8,000,000, to (ii) the sum of scheduled principal payments on Indebtedness including capitalized lease payments, plus cash actually expended for interest and operating lease payments, on a trailing 12-month basis (the “FCC Ratio”).”

(c)     Sections 6.4, 6.5 and 6.6 of the Loan Agreement are hereby deleted in their entirety.

(d)     Section 6.15 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“6.15 Minimum Liquidity. Fail to maintain Liquidity of at least $3,000,000 at all times. As used herein, the term “Liquidity” means Borrower’s Consolidated North American Cash Balance.”

(e)     Section 6.16 of the Loan Agreement is hereby deleted in its entirety.

(f)     Section 8.2.3 of the Loan Agreement is hereby deleted in its entirety and the following substituted in lieu thereof:

“8.2.3. Borrowing Certificate and Other Documents. Lender will have received a Borrowing Certificate in the form of Exhibit 1 attached hereto, signed by Borrower’s Chief Financial Officer, and such other documents, instruments, opinions, certificates, or items of information which it may have reasonably required in connection with the transactions provided for in this Agreement.”

(g)     The following Sections 8.2.4 and 8.2.5 are hereby added to the Loan Agreement:

“8.2.4.     FCC Ratio Requirement. Borrower’s trailing 12-month FCC Ratio as of the most recently reported quarter-end is at least 1.25 to 1.00; and

8.2.5.     Anti-Cash Hoarding Requirement. The advance will not cause or result in Borrower’s Consolidated North American Cash Balance, after giving effect to the advance, to exceed $5,000,000.00.”

(h)     All references in the Loan Agreement to “Exhibit 1” shall mean the form of Borrowing Certificate attached hereto as Exhibit 1.

3.     Amendments to Note. As of the Effective Date of this Amendment, the Note is hereby amended as follows:

(a)     The reference to the maximum principal sum of “TWENTY MILLION DOLLARS ($20,000,000.00)” in the first paragraph of the Note is hereby deleted and replaced with “TEN MILLION DOLLARS ($10,000,000.00);” the reference to “$20,000,000.00” at the top the first page of the Note is hereby deleted and replace with “$10,000,000.00;” and any and any other references in the Note of similar import are hereby amended from “$20,000,000.00” to “$10,000,000.00.”

(b)     The following new paragraph is hereby added to the end of Section 1 of the Note:

“If Lender has determined that (a) the rate index described above (“LIBOR”) is no longer available, either because (i) LIBOR is not being quoted or published, (ii) any relevant agency or authority has announced that LIBOR will no longer be published or is no longer representative, or (iii) any similar circumstance exists such that LIBOR has become unavailable or ceased to exist, or (b) similar loans are being documented with a replacement rate to LIBOR, Lender may, in its discretion, replace LIBOR with a replacement rate (which may include a successor index and a spread adjustment), taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority and evolving or prevailing market conventions. In connection with the selection and implementation of any such replacement rate, Lender may make any technical, administrative or operational changes that Lender decides may be appropriate to reflect the adoption and implementation of such replacement rate. Lender does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, LIBOR.”

(c)     Section 3.2 of the Note is hereby deleted in its entirety and the following substituted in lieu thereof:

“3.2.     The entire outstanding principal balance, all accrued and unpaid interest thereon, and all other amounts due under the Loan Documents will be due and payable in full on September 30, 2020 (the “Maturity Date”).”

(d)     Section 3.3 of the Note is hereby deleted in its entirety and the following substituted in lieu thereof:

“3.3     If, at the end of any business day on which there is any amount outstanding under the Note, the Borrower’s Consolidated North American Cash Balance exceeds $5,000,000.00, Borrower shall report the amount of such Consolidated North American Cash Balance to Lender and shall repay to Lender the lesser of (i) the amount outstanding under the Note, and (ii) the amount of Borrower’s Consolidated North American Cash Balance in excess of $5,000,000.00.

(e)     Sections 5.1 and 5.2 of the Note are hereby deleted in their entirety and the following substituted in lieu thereof:

“5.1     Borrower may borrow, repay and re-borrow under this Note subject to the terms, conditions, and limits set forth herein and in the Loan Agreement. Lender is authorized to record in its books and records the date and amount of each advance and payment hereunder, and other information related thereto, which books and records will constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that failure of Lender to record, or any error in recording, any such information will not relieve Borrower of any of its obligations under this Note or any of the other Loan Documents. Notwithstanding the foregoing, (a) Borrower may not request, and Lender will not make any advance under this Note unless Borrower has certified to Lender in a Borrowing Certificate provided under Section 8.2.3 of the Loan Agreement that its trailing 12-month FCC Ratio as of the most recently reported quarter-end is at least 1.25 to 1.00; (b) Borrower may not request, and Lender will not make, any advance under this Note which would result in Borrower’s Consolidated North American Cash Balance, after giving effect to the advance, exceeding $5,000,000.00; and (c) at no time, may Borrower request, or will Lender make, any advance under this Note which would cause the outstanding principal balance under this Note to exceed the Total Facility.”

5.2     Any request by Borrower for a LIBOR Rate Loan must be received by Lender not later than 11:00 a.m. (Cincinnati time) on a day that is at least two (2) New York Banking Days prior to the proposed borrowing date (which must be a Business Day) and must be accompanied by a Borrower Certificate as set forth in the Loan Agreement. Each request for an advance under this Note will be irrevocable by Borrower. Lender will have no liability in acting upon any request that Lender believes in good faith to have been given on behalf of Borrower and will have no duty to verify the authenticity of the signature(s) appearing on any written request and no duty to verify the identity of any person making any telephonic request. Any disbursement of funds pursuant to a request for an advance under this Note will be subject to all of the terms and conditions of the Loan Agreement. Upon the making of any request for an advance, Borrower will be deemed to have made all of the representations and warranties set forth in the Loan Agreement on and as of the date of such request except for those representations and warranties which were made specific to the effective date of the Loan Agreement.”

4.     Letters of Credit Modifications. Notwithstanding anything contained in any of the Loan Documents to the contrary, (a) Lender shall have no obligation to issue any additional Letters of Credit for or on account of Borrower, and (b) Borrower shall continue to pay Lender a fee of 3.25% per annum on the aggregate undrawn face amount of any existing Letters of Credit, to be paid quarterly in advance.

5.     Engagement of Financial Consultant. Within forty-five (45) days of Lender’s written request following the occurrence of any default by Borrower under the Agreement, the Note or the Security Documents, as amended hereby, Borrower will engage the services of an independent financial consultant acceptable to Lender, at Borrower’s expense, in accordance with the terms of a written engagement agreement that includes a scope of services and other terms acceptable to Lender and that authorizes the consultant to provide verbal and written reports to Lender from time to time, as requested by Lender.

6.     Amendment Fee. in order to induce Lender to enter into this Agreement, Borrower shall pay to Lender an amendment fee in the amount of $25,000.00 (the “Amendment Fee”), which Amendment Fee shall be fully earned and paid to Lender on or before the Effective Date.

7.     Continuing Security. The Agreement and the Note, as hereby amended is, shall continue to be, secured by the Security Documents, and any reference to the Agreement and the Note in the Security Documents shall hereafter be deemed to include the Agreement as hereby amended.

8.     Binding Obligations. The Agreement, the Note and the Security Documents, are, and shall remain, the binding obligations of Borrower and/or other third parties, and all of the provisions, terms, stipulations, conditions, covenants and powers contained therein shall stand and remain in full force and effect, except only as the same are herein and hereby expressly and specifically varied or amended, and the same are hereby ratified and confirmed, and Lender reserves unto itself all rights and privileges granted thereunder.

9.     Representation and Warranty of Borrower Regarding Borrowing. Borrower hereby represents and warrants that as of the date hereof it is unable to satisfy the borrowing conditions set forth in Section 8.2.3 of the Loan Agreement and Section 5.1 of the Note, as amended hereby; nevertheless, Borrower represents and warrants that this Amendment is satisfactory to Borrower and is in its best interest.

10.     Reaffirmation; Authority. Borrower hereby reaffirms all representations, warranties, covenants and agreements recited in the Agreement, the Note, and the Security Documents as of the date hereof, and the same are hereby adopted as representations, warranties, covenants and agreements of Borrower herein. Borrower further represents and warrants that it is not in default under any of its obligations under the Agreement, the Note, and the Security Documents, and that it has full power and authority to execute and deliver this Amendment, and that the execution and delivery hereof has been duly authorized, and that all necessary and proper acts have been performed or taken.

11.     Release. Borrower hereby releases Lender and its successors, assigns, directors, officers, agents, employees, representatives and attorneys from any and all claims, demands, causes of action, liabilities or damages, whether now existing or hereafter arising or contingent or noncontingent, or actions in law or equity of any type or matter, relating to or in connection with any statements, agreements, action or inaction on the part of Lender occurring at any time prior to the execution of this Amendment, with respect to Borrower, the Agreement, the Note, the Security Documents and any related Loan Documents.

12.     Further Assurances. Following the Effective Date of this Amendment, Borrower agrees to execute and deliver to Lender at any time and from time to time any and all further conveyances, assignments, confirmations, satisfactions, releases, instruments of further assurance, approvals, consents and any and all such further instruments and documents as may be reasonably necessary, appropriate, expedient or proper in the opinion of Lender or its counsel in order to effectuate, complete, perfect or protect the transactions described herein or in the Agreement, the Note, the Security Documents or any other documents executed in connection therewith or contemplated thereby.

13.     Expenses. Borrower agrees to pay all reasonable expenses incurred by Lender in connection with this Amendment, including, but not limited to, Lender’s legal and recording fees. Said sums are payable on demand and are secured by the Security Documents.

14.     Applicable Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio (without reference to conflict of law principles) but giving effect to federal laws applicable to national banks.

15.     Counterparts; Electronic Images. This Amendment may be executed in any number of counterparts (including telecopy counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Borrower hereby acknowledges the receipt of a copy of this Amendment and all other Loan Documents. Lender may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of this Amendment and any or all of the Loan Documents. Lender may store the electronic images of this Amendment and any other loan document in its electronic form and then destroy the paper original as part of Lender’s normal business practices, with the electronic image deemed to be an original.

16.     Closing Conditions. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received the following, all in form acceptable to Lender:

(a)	this Amendment, duly executed by Borrower;

(b)	Borrowing Resolutions of the Board of Directors of each of the Borrowers, duly executed by the Secretary of Borrower;

(c)	the Amendment Fee described in Section 6 of this Amendment; and

(d)	such other documents and information as required by Lender.

Borrower and Lender have executed this Amendment as of the Effective Date.

[SIGNATURES ON FOLLOWING PAGE]

SIGNATURE PAGE-

TWENTY-FIRST AMENDMENT TO LOAN DOCUMENTS dated May 28, 2020

Borrowers:

BUILD-A-BEAR WORKSHOP, INC.

By:     /s/ Voin Todorovic

Name: Voin Todorovic

Title:      Chief Financial Officer

BUILD-A-BEAR WORKSHOP FRANCHISE

HOLDINGS, INC.

By:     /s/ Voin Todorovic

Name: Voin Todorovic

Title:      Chief Financial Officer

BUILD-A-BEAR RETAIL MANAGEMENT, INC.

By:     /s/ Voin Todorovic

Name: Voin Todorovic

Title:      Chief Financial Officer

BUILD-A-BEAR ENTERTAINMENT, LLC

By:     Build-A-Bear Retail Management, Inc.,

 It’s Sole Member

By:     /s/ Voin Todorovic

Name: Voin Todorovic

Title:      Chief Financial Officer

BUILD-A-BEAR CARD SERVICES, LLC

By:     Build-A-Bear Workshop, Inc.,

 It’s Sole Member

By:     /s/ Voin Todorovic

Name: Voin Todorovic

Title:      Chief Financial Officer

Lender:

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ Roger Gross

Name:      Roger Gross

Title:      Senior Vice President

Exhibit 1

(Form of Borrowing Certificate)

BORROWING CERTIFICATE

Dated ____________, 2020

To: U.S. Bank National Association

Pursuant to that certain Fourth Amended and Restated Loan Agreement dated effective as of August 11, 2008 (as thereafter amended from time to time, the “Loan Agreement”) by and between BUILD-A-BEAR WORKSHOP, INC., a Delaware corporation, BUILD-A-BEAR WORKSHOP FRANCHISE HOLDINGS, INC., a Delaware corporation (“BABWF”), BUILD-A-BEAR ENTERTAINMENT, LLC, a Missouri limited liability company (“BABE”), BUILD-A-BEAR RETAIL MANAGEMENT, INC., a Delaware corporation (“BABRM”), and BUILD-A-BEAR CARD SERVICES, LLC, a Virginia limited liability company (“BABCS”), jointly and severally (individually and collectively, “Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”):

Borrower hereby requests an advance under the Loan Agreement in the amount of $____________.

In connection with such request, the undersigned hereby certifies to Lender that as of the date set forth above:

1.	Borrower’s Consolidated North American Cash Balance equals $______________.

2.	Borrowers trailing 12-month FCC Ratio as of the most recently reported quarter-end is at least 1.25 to 1.00.

3.	Each of the conditions set forth in Section 8.2 of the Loan Agreement have been satisfied.

4.	All adjustments and calculations related to the ratios set forth in 1 and 2 above are attached hereto.

BUILD-A-BEAR WORKSHOP, INC., et al

By______________________________

Its Chief Financial Officer